As filed with the Securities and Exchange Commission on May 7, 1999

Registration Statement No. 333-
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                     ------------------------------------
                        FORM S-8 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                     ------------------------------------

                       MORGAN STANLEY DEAN WITTER & CO.
            (Exact name of registrant as specified in its charter)

          Delaware                                     36-3145972
(State or other jurisdiction              (IRS Employer Identification Number)
of incorporation or organization)

                                 1585 Broadway
                           New York, New York 10036
         (Address of principal executive offices, including zip code)

         MORGAN STANLEY DEAN WITTER & CO. EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                             Christine A. Edwards
          Executive Vice President, Chief Legal Officer and Secretary
                       Morgan Stanley Dean Witter & Co.
                                 1585 Broadway
                           New York, New York 10036
                                (212) 761-4000
           (Name, address and telephone number of agent for service)

                            ---------------------



                                                   Calculation of Registration Fee
------------------------------------------------------------------------------------------------------------------------------
                                                       Proposed Maximum
Title of Securities to be         Amount to be        Offering Price Per         Proposed Maximum            Amount of
       Registered                 Registered(1)            Share(2)           Aggregate Offering Price     Registration Fee
==============================================================================================================================
  Common Stock, par                 25,000,000          $96.53125                $2,413,281,250             $670,892.19
value $.01 per share(3)                 shares
------------------------------------------------------------------------------------------------------------------------------


(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the anti-dilution provisions of the plan. No additional registration fee is included for these shares.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on May 6, 1999.

(3) This Registration Statement also covers the associated preferred stock purchase rights (the "Rights") issued pursuant to a Rights Agreement, dated as of April 25, 1995 and amended as of February 4, 1997, between the Registrant and The Chase Manhattan Bank (formerly Chemical Bank), as Rights Agent. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant's Common Stock.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The Registrant hereby incorporates the following documents herein by reference:

(a) the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1998;

(b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999;

(c) the Registrant's Current Reports on Form 8-K dated January 7, 1999, January 12, 1999 and March 25, 1999;

(d) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on January 15, 1993, as amended by the description contained in the Registrant's Forms 8 dated February 11, February 21 and February 22, 1993;

(e) the description of the Registrant's Shareholder Rights Plan contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Exchange Act on April 26, 1995, as amended by the Form 8-A/A dated May 4, 1995; and

(f) Amendment, dated February 4, 1997, to the Rights Agreement, dated as of April 25, 1995, between the Registrant and The Chase Manhattan Bank (formerly Chemical Bank), as Rights Agent (incorporated by reference to
     Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997).

All documents subsequently filed by the Registrant pursuant to Section 13(a),
Section 13(c), Section 14 and Section 15 of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not required.

Item 5.  Interests of Named Experts and Counsel.

         No material interests.

Item 6.  Indemnification of Directors and Officers.

     Article VIII of the Amended and Restated Certificate of Incorporation of the Registrant ("Certificate of Incorporation") and Section 6.07 of the Amended and Restated By-Laws of the Registrant ("By-Laws"), each as amended to date, provide for the indemnification of the Registrant's directors and officers. The Certificate of Incorporation provides that any person who is a director or officer of the Registrant shall be indemnified by the Registrant to the fullest extent permitted from time to time by applicable law. In addition, the By-Laws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Registrant or a director or elected officer of a corporation a majority of the capital stock (other than directors' qualifying shares) of which is owned directly or indirectly by the Registrant (a "Subsidiary") shall be indemnified by the Registrant to the fullest extent permitted by applicable law. The right to indemnification under the By-Laws includes the right to be paid the expenses incurred in defending a proceeding in advance of its final disposition upon receipt (unless the Registrant upon authorization of the Board of Directors waives said requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant.

     The Registrant's By-Laws also provide that the Registrant may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification, and rights to be paid by the Registrant the expenses incurred in defending any proceeding in advance of its final disposition, to any person who is or was an employee or agent (other than a director or officer) of the Registrant or a Subsidiary and to any person who is or was serving at the request of the Registrant or a Subsidiary as a director, officer, partner, member, employee or agent of another corporation, partnership, limited liability Registrant, joint venture, trust or other enterprise at the request of the Registrant or a Subsidiary, to the same extent as the By-Laws provide with respect to indemnification of, and advancement of expenses for directors and officers of the Registrant.

     Under the By-Laws, the Registrant has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, member, employee or agent of the Registrant or Subsidiary, or of another corporation, partnership, limited liability Registrant, joint venture, trust or other enterprise, against any expense, liability or loss whether or not the Registrant or a Subsidiary would have the power to indemnify that person against such expense, liability or loss under the provisions of applicable law.

     The Registrant has in effect insurance policies in the amount of $125 million for general officers' and directors' liability insurance and $25 million for fiduciary liability insurance covering all of the Registrant's directors and officers in certain instances where by law they may not be indemnified by the Registrant.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

4.1      Employee Stock Purchase Plan, as amended to date.
4.2      Amended and Restated Certificate of Incorporation. Filed as Exhibit
         3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 and incorporated herein by reference.
4.3 Certificate of Elimination of the 7.80% Cumulative Preferred Stock ($200.00 Stated Value) of the Registrant. Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999 and incorporated herein by reference.
4.4 Certificate of Elimination of the 7.82% Cumulative Preferred Stock ($200.00 Stated Value) of the Registrant. Filed as Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999 and incorporated herein by reference.
4.5 By-Laws, as amended to date. Filed as Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999 and incorporated herein by reference.
4.6 Rights Agreement dated as of April 25, 1995 between the Registrant and Chemical Bank, as rights agent, which includes as Exhibit B thereto the Form of Rights Certificate. Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated April 26, 1995 and incorporated by reference herein.
4.7 Amendment dated as of February 4, 1997 to the Rights Agreement between the Registrant and The Chase Manhattan Bank (as successor to Chemical Bank), as rights agent. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997 and incorporated herein by reference.
5.1      Opinion of Brown & Wood LLP.
15.1     Letter of Awareness of Deloitte & Touche LLP
23.1     Consent of Deloitte & Touche LLP.
23.2     Consent of Ernst & Young LLP.
23.3     Consent of Brown & Wood LLP (included as part of Exhibit 5.1).
24.1 Powers of Attorney (included in Part II of the Registration Statement under the caption "Signatures").

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in The City of New York, State of New York, as of this 7th day of May, 1999.

                               MORGAN STANLEY DEAN WITTER & CO.
                               (Registrant)

                              By: /s/ Philip J. Purcell
                                  ------------------------------
                                      Philip J. Purcell
                                      Chairman of the Board and
                                      Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Christine A. Edwards, Robert G. Scott, Ronald T. Carman, Ralph L. Pellecchio, Martin M. Cohen and William J. O'Shaughnessy, Jr. and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement (any of which amendments may make such changes and additions to this Registration Statement as such attorneys-in-fact may deem necessary or appropriate) and to file the same, with all exhibits thereto, and any other documents that may be required in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities indicated as of this 7th day of May, 1999.

       SIGNATURE                                  TITLE

  /s/ Philip J. Purcell                 Chairman of the Board and
---------------------------             Chief Executive Officer
      Philip J. Purcell

 /s/ John J. Mack                       President, Chief Operating
---------------------------             Officer and Director
     John J. Mack

 /s/ Robert G. Scott                    Executive Vice President and Chief
---------------------------             Financial Officer (Principal
     Robert G. Scott                    Financial Officer)

 /s/ Joanne Pace                        Controller
---------------------------             (Principal Accounting Officer)
     Joanne Pace

 /s/ Robert P. Bauman                   Director
---------------------------
     Robert P. Bauman

 /s/ Edward A. Brennan                 Director
---------------------------
     Edward A. Brennan

 /s/ Diana D. Brooks                   Director
---------------------------
     Diana D. Brooks

 /s/ Daniel B. Burke                   Director
---------------------------
     Daniel B. Burke

 /s/ C. Robert Kidder                  Director
---------------------------
     C. Robert Kidder

 /s/ Charles F. Knight                 Director
---------------------------
     Charles F. Knight

 /s/ Miles L. Marsh                    Director
---------------------------
     Miles L. Marsh

 /s/ Michael A. Miles                  Director
---------------------------
     Michael A. Miles

 /s/ Allen E. Murray                   Director
---------------------------
     Allen E. Murray

/s/ Clarence B. Rogers, Jr.           Director
---------------------------
    Clarence B. Rogers, Jr.

 /s/ Laura D'Andrea Tyson              Director
---------------------------
     Laura D'Andrea Tyson

                                 EXHIBIT INDEX

Exhibit
Number

4.1      Employee Stock Purchase Plan, as amended to date.
4.2      Amended and Restated Certificate of Incorporation. Filed as Exhibit
         3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1998 and incorporated herein by reference.
4.3 Certificate of Elimination of the 7.80% Cumulative Preferred Stock ($200.00 Stated Value) of the Registrant. Filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999 and incorporated herein by reference.
4.4 Certificate of Elimination of the 7.82% Cumulative Preferred Stock ($200.00 Stated Value) of the Registrant. Filed as Exhibit 3.3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999 and incorporated herein by reference.
4.5 By-Laws, as amended to date. Filed as Exhibit 3.4 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999 and incorporated herein by reference.
4.6 Rights Agreement dated as of April 25, 1995 between the Registrant and Chemical Bank, as rights agent, which includes as Exhibit B thereto the Form of Rights Certificate. Filed as Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated April 26, 1995 and incorporated by reference herein.
4.7 Amendment dated as of February 4, 1997 to the Rights Agreement between the Registrant and The Chase Manhattan Bank (as successor to Chemical Bank), as rights agent. Filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 4, 1997 and incorporated herein by reference.
5.1      Opinion of Brown & Wood LLP.
15.1     Letter of Awareness of Deloitte & Touche LLP
23.1     Consent of Deloitte & Touche LLP.
23.2     Consent of Ernst & Young LLP.
23.3     Consent of Brown & Wood LLP (included as part of Exhibit 5.1).
24.1 Powers of Attorney (included in Part II of the Registration Statement under the caption "Signatures").

                                                                   EXHIBIT 4.1


                       MORGAN STANLEY DEAN WITTER & CO.
                         EMPLOYEE STOCK PURCHASE PLAN

                            AMENDED APRIL 30, 1999

SECTION 1 - PURPOSE

The purpose of the Plan is to secure for the Company and its stockholders the benefits of the incentive inherent in the ownership of Common Stock by current and future Eligible Employees. The Plan is intended to comply with the provisions of Code Section 423 and shall be administered, interpreted and construed in accordance with such provisions.

SECTION 2 - DEFINITIONS

When used herein, the following terms shall have the following meanings:

2.1 "Board of Directors" means the Board of Directors of the Company, or any committee of such Board of Directors, as the Board of Directors may determine from time to time.

2.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

2.3 "Committee" means the committee appointed by the Board of Directors to administer the Plan pursuant to Section 12.

2.4 "Common Stock" means common stock, par value $0.01 per share, of the Company.

2.5 "Common Stock Account" means the account established with, and maintained by, the Custodian for the purpose of holding Common Stock purchased pursuant to this Plan.

2.6 "Company" means Morgan Stanley Dean Witter & Co., a Delaware corporation, and its successors and assigns.

2.7 "Custodian" means the agent selected by the Company to hold Common Stock purchased under the Plan.

2.8 "Disability" means disability as defined under any qualified, defined benefit plan sponsored by the Company or any Subsidiary in which an Eligible Employee is a participant on the date such Eligible Employee terminates employment with the Company or any Subsidiary.

2.9 "Eligible Compensation" means the sum of the types and amounts of compensation determined from time to time by the Committee in its sole discretion to be eligible to be taken into account under the Plan, provided that no such determination shall include or exclude any type or amount of compensation contrary to the requirements of
         Section 423 of the Code and any regulations promulgated thereunder.

2.10 "Eligible Employee" means all employees of the Company and its Subsidiaries that have been designated as eligible to participate in the Plan pursuant to and in accordance with rules prescribed by the Committee from time to time, which rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Code (including, but not limited to, Section 423(b)(3), (4), (5), and (8) thereof) and the regulations promulgated thereunder.

2.11 "Fair Market Value" means the average of the high and low sales prices of a share of Common Stock as reported on the New York Stock Exchange Composite Tape on the date in question or, if the Common Stock shall not have been traded on such date, the average of the high and low sales prices on the first day prior thereto on which the Common Stock was so traded or, if the Common Stock was not so traded, such other amount as may be determined by the Committee in its sole discretion.

2.12 "Investment Date" means for each Eligible Employee, each date on which he receives his Eligible Compensation in each Plan Year, or such other dates as may be determined by the Committee in its sole discretion.

2.13 "Participant" means an Eligible Employee who has met the requirements of Section 3 and has elected to participate in the Plan pursuant to
         Section 4.1.

2.14 "Payroll Deduction Account" means the bookkeeping entry established by the Company for each Participant pursuant to Section 4.3.

2.15 "Plan" means the Morgan Stanley Dean Witter & Co. Employee Stock Purchase Plan as set forth herein and as amended from time to time.

2.16     "Plan Year" means a calendar year.

2.17 "Retirement" means retirement as defined by any qualified or non-qualified defined benefit plan sponsored by the Company or a Subsidiary in which an Eligible Employee is a participant on the date such Eligible Employee terminates employment with the Company or any Subsidiary.

2.18 "Subsidiary" means any corporation designated by the Committee which constitutes a "subsidiary" of the Company, within the meaning of Code
         Section 424(f).

SECTION 3 - ELIGIBILITY

3.1 GENERAL RULE. Subject to Section 3.3, each Eligible Employee shall be eligible to participate in the Plan beginning on the later of (i) the Eligible Employee's date of hire by the Company or any Subsidiary and
         (ii) the date such employee becomes an Eligible Employee.

3.2 LEAVE OF ABSENCE. Unless the Committee otherwise determines, a Participant on a paid leave of absence shall continue to be a Participant in the Plan so long as such Participant is on such paid leave of absence. Unless otherwise determined by the Committee, a Participant on an unpaid leave of absence shall not be entitled to participate in any offering commencing after such unpaid leave has begun but shall not be deemed to have terminated employment for purposes of the Plan. A Participant who, upon failing to return to work following a leave of absence, is deemed not to be an employee, shall not be entitled to participate in any offering commencing after such termination of employment, and such Participant's Payroll Deduction Account shall be paid out in accordance with Section 6.1.

3.3 COMMON STOCK ACCOUNT. As a condition to participation in this Plan, each Eligible Employee shall be required to hold shares purchased hereunder in a Common Stock Account and such employee's decision to participate in the Plan shall constitute the appointment of the Custodian as custodial agent for the purpose of holding such shares. Such Common Stock Account will be governed by, and subject to, the terms and conditions of a written agreement between the Company and the Custodian.

SECTION 4 - PARTICIPATION AND PAYROLL DEDUCTIONS

4.1 ENROLLMENT. Each Eligible Employee may elect to participate in the Plan for a Plan Year by completing a Company-specified enrollment process. Upon completing the enrollment process, an Eligible Employee shall commence participation in the Plan on the next practicable Investment Date. Each Eligible Employee shall be advised of the purchase price (expressed as a percentage of Fair Market Value) determined under Section 5.2(b) before enrolling in the Plan.

4.2 AMOUNT OF DEDUCTION. When enrolling, the Eligible Employee shall specify a payroll deduction amount of a percentage (in whole numbers) of Eligible Compensation which shall be withheld from such Eligible Employee's regular paychecks, including bonus paychecks, for the Plan Year, provided, however, that the Committee may determine and specify, from time to time, (i) the range of permissible percentages of Eligible Compensation an Eligible Employee may specify to be withheld and (ii) the maximum amount, if any, of Eligible Compensation that may be deducted for an Eligible Employee in any Plan Year, and provided further, that no such determination shall be contrary to the requirements of Code Section 423 and the regulations promulgated thereunder.. The Committee, in its sole discretion, may authorize payment in respect of any option exercised hereunder by personal check.

4.3 PAYROLL DEDUCTION ACCOUNTS. Each Participant's payroll deduction shall be credited, as soon as practicable following the relevant pay date, to a Payroll Deduction Account, pending the purchase of Common Stock in accordance with the provisions of the Plan. All such amounts shall be assets of the Company and may be used by the Company for any corporate purpose. No interest shall accrue or be paid on amounts credited to a Payroll Deduction Account.

4.4 SUBSEQUENT PLAN YEARS. Unless otherwise specified prior to the beginning of any Plan Year by completing a Company-specified process, a Participant shall be deemed to have elected to participate in each subsequent Plan Year for which the Participant is eligible to the same extent and in the same manner as at the end of the prior Plan Year.

4.5      CHANGES IN PARTICIPATION.

         (a) At any time during a Plan Year, a Participant may cease participation in the Plan by completing a Company-specified process. Such cessation will become effective as soon as practicable following completion of such process, whereupon no further payroll deductions will be made and the Company shall pay to such Participant an amount equal to the balance in the Participant's Payroll Deduction Account as soon as practicable thereafter. To the extent then an Eligible Employee, any Participant who ceased to participate may elect to participate again as of any subsequent Investment Date in any calendar quarter after the quarter in which such Participant ceased to participate.

         (b) At any time during a Plan Year (but not more than once in any calendar quarter), a Participant may increase or decrease the percentage of Eligible Compensation subject to payroll deduction within the limits approved by the Committee pursuant to Section
              4.2 by completing a Company-specified process. Such increase or decrease shall become effective with the first pay period following the completion of such process to which it may be practically applied. Notwithstanding any increase in the percentage of Eligible Compensation subject to pay deduction pursuant to this Section 4.5(b), in no event may the amount of Eligible Compensation deducted for an Eligible Employee for any Plan Year exceed the maximum amount authorized to be deducted pursuant to Section 4.2.

         (c) Notwithstanding anything herein to the contrary, in the event the Committee determines under Section 5.2(b) to change the purchase price of a share of Common Stock, each Participant shall be advised in advance of the effective date of such change and afforded the opportunity to make a change in participation under Section 4.5(a) or 4.5(b) before such change in the purchase price takes effect.

SECTION 5 -  OFFERINGS

5.1 MAXIMUM NUMBER OF SHARES. The Plan will be implemented by making offerings of Common Stock on each Investment Date until the maximum number of shares of Common Stock available under the Plan have been issued pursuant to the exercise of options.

5.2      GRANT AND EXERCISE OF OPTIONS

         (a) Subject to Section 5.3, on each Investment Date, each Participant shall be deemed, subject to Section 5.4, to have been granted an option to purchase, and shall be deemed, without any further action, to have exercised such option and purchased the number of shares of Common Stock determined by dividing the amount credited to the Participant's Payroll Deduction Account on such date by the purchase price (as determined in paragraph
              (b) below). All such shares shall be credited to the Participant's Common Stock Account.

         (b) The purchase price for each share of Common Stock shall be expressed as a percentage of Fair Market Value on the Investment Date and shall be determined from time to time by the Committee, but in no event shall such purchase price be less than 85 percent of the Fair Market Value of such share on the Investment Date.

5.3 OVERSUBSCRIPTION OF SHARES. If the total number of shares for which options are exercised on any Investment Date exceeds the maximum number of shares available for the applicable offering, the Company shall make an allocation of the shares available for delivery and distribution among the Participants in as nearly a uniform manner as shall be practicable, and the balance of all amounts credited to the Payroll Deduction Accounts shall be applied to the next offering.

5.4      LIMITATIONS ON GRANT AND EXERCISE OF OPTIONS

(a) No option granted under this Plan shall permit a Participant to purchase stock under all employee stock purchase plans (as defined by Code Section 423(b)) of the Company and any Subsidiary in an amount which, in the aggregate, would exceed $25,000 based on the Fair Market Value of such stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

(b) No employee who would own, immediately after the option is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary (a "5% Owner") shall be granted an option. For purposes of determining whether an employee is a 5% Owner, the rules of Code
         Section 424(d) shall apply in determining the stock ownership of an individual and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

SECTION 6 - DISTRIBUTIONS OF COMMON STOCK ACCOUNT

6.1 TERMINATION OF EMPLOYMENT. If a Participant's employment with the Company and its Subsidiaries terminates for any reason during a Plan Year, all shares credited to the Participant's Common Stock Account shall be distributed to the Participant, and any amount credited to the Participant's Payroll Deduction Account shall be refunded to the Participant or, in the event of the Participant's death, to the Participant's estate, as soon as practicable.

6.2 DURING EMPLOYMENT. Prior to the Participant's termination of employment with the Company and its Subsidiaries, a Participant may withdraw some or all of the whole shares credited to the Participant's Common Stock Account, subject to the provisions of
         Section 10.3, provided, however, that a Participant may not withdraw shares from the Participant's Common Stock Account (other than shares acquired upon the automatic reinvestment of dividends pursuant to
         Section 7) for a period of 12 months immediately following the Investment Date on which they were purchased.

sECTION 7 - DIVIDENDS ON SHARES

All cash dividends paid with respect to shares of Common Stock held in a participant's Common Stock Account shall be invested automatically in shares of Common Stock purchased at 100 percent of Fair Market Value on the date such dividend is paid. All non-cash distributions paid on Common Stock held in a Participant's Common Stock Account shall be paid to the Participant as soon as practicable.

  SECTION 8 - RIGHTS AS A STOCKHOLDER

When a Participant purchases Common Stock pursuant to the Plan or when Common Stock is credited to a Participant's Common Stock Account, subject to the restrictions set forth in Sections 6.2 and 10.3, the Participant shall have all of the rights and privileges of a stockholder of the Company with respect to the shares so purchased or credited, whether or not certificates representing shares shall have been issued.

  SECTION 9 - OPTIONS NOT TRANSFERABLE

Neither a Participant's Payroll Deduction Account nor any options granted under the Plan to a Participant may be transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by a Participant and such options are exercisable during the Participant's lifetime only by the Participant. Any attempt at such assignment, transfer, pledge or other disposition shall be without effect.

SECTION 10 - COMMON STOCK

10.1 RESERVED SHARES. There shall be reserved for issuance and purchase under the Plan an aggregate of 25,691,156 shares of Common Stock (as of April 30, 1999), subject to adjustment as provided in Section 11. Shares subject to the Plan may be shares now or hereafter authorized but unissued, treasury shares, or both.

10.2 RESTRICTIONS ON EXERCISE. In its sole discretion, the Board of Directors may require as conditions to the exercise of any option that shares of Common Stock reserved for issuance upon the exercise of an option shall have been duly listed on any recognized national securities exchange, and that either a registration statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the Participant's intention to purchase the shares for investment only and not for resale or distribution.

10.3 RESTRICTION ON SALE. Shares of Common Stock purchased hereunder (other than shares of Common Stock acquired upon the automatic investment of dividends pursuant to Section 7) shall not be transferable by a Participant for a period of 12 months immediately following the Investment Date on which such shares were purchased. In addition, upon the expiration of such 12-month period, shares of Common Stock purchased hereunder (other than shares of Common Stock acquired upon the automatic investment of dividends pursuant to
         Section 7) shall not be transferable by a Participant for an additional succeeding 12-month period, without prior notice to the Company in the manner approved by the Company.

SECTION 11 - ADJUSTMENT UPON CHANGES IN CAPITALIZATION

In the event of a subdivision or consolidation of the outstanding shares of Common Stock, or the payment of a stock dividend thereon, the number of shares reserved or authorized to be reserved under this Plan shall be increased or decreased, as the case may be, proportionately, and such other adjustments shall be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting the Common Stock, such adjustments shall be made as may be deemed equitable by the Board of Directors, in its sole discretion, to give proper effect to such event, subject to the limitations of Code Section 424.

SECTION 12 - ADMINISTRATION

12.1 APPOINTMENT. The Plan shall be administered by the Committee. The Committee shall consist of two or more members who shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed and may fill vacancies, however caused, in the Committee.

12.2 AUTHORITY. Subject to the express provisions of the Plan, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons. If and to the extent required by Securities and Exchange Commission Rule 16b-3 or any successor exemption under which the Committee believes it is appropriate for the Plan to qualify, the Committee may restrict a Participant's ability to participate in the Plan or sell any Common Stock received under the Plan for such period as the Committee deems appropriate or may impose such other conditions in connection with participation or distributions under the Plan as the Committee deems appropriate.

12.3 DUTIES OF COMMITTEE. The Committee shall provide for the establishment and maintenance of records of the Plan and of each Payroll Deduction Account and Common Stock Account established for any Participant hereunder.

12.4 PLAN EXPENSES. The Company shall pay the fees and expenses of accounts and counsel to the Company or the Committee, agents and other personnel and all other costs of administration of the Plan.

12.5 INDEMNIFICATION. To the maximum extent permitted by law, no member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in such member's capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Committee and each other officer, employee or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan or to the management or control of the assets of the Plan may be delegated or allocated, against any cost or expense (including fees, disbursements and other charges of legal counsel) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud, willful misconduct or bad faith. The foregoing shall not be deemed to limit the Company's obligation to indemnify any member of the Committee under the Company's Certificate of Incorporation or By-laws, or any other agreement between the Company and such member.

SECTION 13 - AMENDMENT AND TERMINATION

13.1 AMENDMENT. Subject to the provisions of Code Section 423, the Board of Directors may amend the Plan in any respect; provided, however, that the Plan may not be amended in any manner that will retroactively impair or otherwise adversely affect the rights of any person to benefits under the Plan which have accrued prior to the date of such action.

13.2 TERMINATION. The Plan will terminate on the Investment Date that Participants become entitled to purchase a number of shares greater than the number of shares remaining available for purchase. In addition, the Plan may be terminated at any prior time, at the sole discretion of the Board of Directors.

SECTION 14 - GOVERNMENTAL AND OTHER REGULATIONS

The Plan and the grant and exercise of options to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of options to purchase shares, shall be subject to all applicable Federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as, in the opinion of counsel to the Company, may be required.

SECTION 15 - NO EMPLOYMENT RIGHTS

The Plan does not create, directly or indirectly, any right for the benefit of any employee or class of employees to purchase any shares from the Company (other than as expressly provided in, and subject to the terms and conditions of, the Plan), or create in any employee or class of employees any right with respect to continuation of employment by the Company or any Subsidiary, and it shall not be deemed to interfere in any way with the Company's or any Subsidiary's right to terminate, or otherwise modify, an employee's employment at any time.

SECTION 16 - WITHHOLDING

As a condition to receiving shares hereunder, the Company may require the Participant to make a cash payment to the Company of, or the Company may withhold from any shares distributable under the Plan, an amount necessary to satisfy all Federal, state, city or other taxes required to be withheld in respect of such payments pursuant to any law or governmental regulation or ruling.

SECTION 17 - OFFSETS

To the extent permitted by law, the Company shall have the absolute right to withhold any amounts payable to any Participant under the terms of the Plan to the extent of any amount owed for any reason by such Participant to the Company or any Subsidiary and to set off and apply the amounts so withheld to payment of any such amount owed to the Company or any Subsidiary, whether or not such amount shall then be immediately due and payable and in such order or priority as among such amounts owed as the Committee, in its sole discretion, shall determine.

SECTION 18 - NOTICES, ETC.

All elections, designations, requests, notices, instructions and other communications from a Participant to the Committee or the Company required or permitted under the Plan shall be in Company-specified form, and if required to be in writing shall be mailed by first-class mail or delivered to such Company-specified location and shall be deemed to have been given and delivered only upon actual receipt thereof at such location.

SECTION 19 - CAPTIONS, ETC.

The captions of the sections and paragraphs of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision of the Plan. References to sections herein are to the specified sections of this Plan unless another reference is specifically stated. Wherever used herein, a singular number shall be deemed to include the plural unless a different meaning is required by the context.

SECTION 20 - EFFECT OF PLAN

The provisions of the Plan shall be binding upon, and inure to the benefit of, all successors of the Company and each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

SECTION 21 - GOVERNING LAW

The internal laws of the State of New York shall govern all matters relating to this Plan except to the extent superseded by the laws of the United States.

                                                                   EXHIBIT 5.1





                                                         May 7, 1999


Morgan Stanley Dean Witter & Co.
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

     We have acted as special counsel to Morgan Stanley Dean Witter & Co., a Delaware corporation (the "Company"), in connection with the proposed offering by the Company of an aggregate of 25,000,000 shares of Common Stock, par value $.01 per share (the "Shares"), and associated preferred stock purchase rights ("Rights") pursuant to the Company's Employee Stock Purchase Plan (the "Plan").

     This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

     In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) a draft of the Registration Statement on Form S-8 relating to the Shares and the Rights which we understand will be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act (together with all exhibits thereto, the "Registration Statement") on May 7, 1999, (ii) the Amended and Restated Certificate of Incorporation, as amended, of the Company as currently in effect, (iii) the Amended and Restated By-laws of the Company as currently in effect, (iv) specimens of the certificates to be used to represent the Shares and (v) resolutions of the Board of Directors of the Company relating to the authorization of the issuance of the Shares and the Rights, the adoption of the Plan and the filing of the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

     Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

     1. The Shares have been duly authorized and, when issued and delivered in accordance with the terms and conditions of the Plan and against payment therefor, the Shares will be validly issued, fully paid and nonassessable.

     2. The issuance of the Rights has been duly authorized by all necessary corporate action of the Company.

     We do not purport to be expert on, and we are not expressing an opinion with respect to, laws other than the laws of the United States and the State of New York and the General Corporation Law of the State of Delaware.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement.

                                                  Very truly yours,


                                                  /s/ Brown & Wood LLP

                                                                EXHIBIT 15.1

To the Directors and Shareholders of Morgan Stanley Dean Witter & Co.:

We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim condensed consolidated financial information of Morgan Stanley Dean Witter & Co. and subsidiaries as of February 28, 1999 and for the three month periods ended February 28, 1999 and 1998, as indicated in our report dated April 14, 1999; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report, which is included in your Quarterly Report on Form 10-Q for the quarter ended February 28, 1999, is incorporated by reference in this Registration Statement on Form S-8 relating to the Employee Stock Purchase Plan.

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.




Deloitte & Touche LLP
New York, New York
May 7, 1999

                                                             EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-8 relating to the Employee Stock Purchase Plan of our reports dated January 22, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Registrant for the fiscal year ended November 30, 1998 (which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for a change in the method of accounting for certain offering costs of closed-end funds, and make reference to the audit of Morgan Stanley Group Inc. for the fiscal year ended November 30, 1996 by other auditors).


  DELOITTE & TOUCHE LLP
New York, New York
  May 7, 1999

                                                                 EXHIBIT 23.2





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Morgan Stanley Dean Witter & Co. (the "Company") for the registration of 25,000,000 shares of the Company's Common Stock, par value $0.01 per share, pertaining to the Company's Employee Stock Purchase Plan, of our report dated May 27, 1997 with respect to the consolidated financial statements and financial statement schedule of Morgan Stanley Group Inc. for the fiscal year ended November 30, 1996, included in the Company's Annual Report on Form 10-K for the year ended November 30, 1998, filed with the Securities and Exchange Commission.

                                                 ERNST & YOUNG LLP



New York, New York
May 7, 1999